UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)
                                           -------------------------
Rbid.com
(Exact name of registrant as specified in its chapter)





       Florida                     000-27957                   33-0857311
       -------                     ---------                   ----------
(State or other jurisdiction    (Commission                (IRS Emplyer
of incorporation                File Number)               Identification No.)



24461 Ridge Route Dr., Laguna Hills, CA.                      92663
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code   (949) 470-4550

         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

NONE

Item 2. Acquisition or Disposition of Assets.

NONE

Item 3. Bankruptcy or Receivership.

NONE

Item 4. Changes in Registrant's Certifying Accountant.

NONE

Item 5. Other Events.

On November 15, 1999, the Company entered into a Settlement Agreement with Mr. Larry Thompson, pursuant to which the Company settled the claims of Mr. Thompson under that certain Marketing Agreement dated April 19, 1999. The settlement with Mr. Thompson involves the delivery of 700,000 shares of Company commons stock to Mr. Thompson. The shares will not be issued by the Company. Rather, Mr. Peter James Ferras, the former President of the Company has agreed to deliver shares which he holds to Mr. Thompson to satisfy the terms of the Settlement Agreement. In addition to the settlement of the claims of Mr. Thompson, the Company has also resolved the claims of certain sales persons of Mr. Thompson. These claims will be settled by the Company paying approximately $86,067.00 in cash and the delivery of approximately 88,938 shares of common stock of the Company. Mr. Peter James Ferras, the former President of the Company has agreed to deliver shares which he holds to satisfy the terms of this settlement . Through the Settlement with Mr. Thompson and his sales force, the Company was able to enter into a new non-exclusive marketing agreement with Mr. Thompson for the purpose of securing Mr. Thompson's services in promoting sales of the Company's web sites and other products. The Settlement Agreement has been executed by all parties and through the settlement, the Company has eliminated any possible litigation between the parties.

Item 6. Resignation of Registrant's Directors

NONE

Item 7. Financial Statements and Exhibits.

NONE

         Item 8. Change in Fiscal Year.

NONE
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RBID.com CORPORATION
                                     ----------------------
                                         (Registrant)
Date  11/16/99
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                                      /s/Horst Danning
                                      ----------------
                                      Horst Danning
                                      Chairman/CEO



*Print name and title of the signing officer under his signature.